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Exhibit 99.1

FIELDSTONE INVESTMENT CORPORATION

AUDIT COMMITTEE CHARTER

I.     Purpose

        The primary purpose of the Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of Fieldstone Investment Corporation (the "Company") is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee shall (1) be directly responsible for the appointment, compensation, and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, (2) pre-approve all auditing services (which may entail providing comfort letters in connection with securities underwritings or statutory audits required for insurance companies for purposes of State law) and non-audit services provided to the Company by the independent auditor, (3) prepare the audit committee report required by the Securities and Exchange Commission's proxy rules to be included in the Company's annual proxy statement, (4) provide an avenue of communication among the outside auditors, management and the Board, and (5) assist Board oversight of (a) the integrity of the Company's financial statements, financial reporting process and system of internal accounting and financial controls, (b) the independent auditor's qualifications and independence, and (c) the performance of the Company's independent auditors and internal audit function. The Audit Committee shall also constitute a Qualified Legal Compliance Committee pursuant to 17 C.F.R. 205.2(k).

II.    Composition

        The Audit Committee shall be comprised of at least three directors of the Company, each of whom the Board has determined has no material relationship with the Company and each of whom is (i)"independent" under the rules of (A) The NASDAQ Stock Market, Inc., pursuant to NASDAQ Rule 4350(d), and (B) the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the Company other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an "affiliate" of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication. No member of the Committee must have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the three-year period prior to his/her commencement of service on the Committee.

        No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous services would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company's annual proxy statement.

        Members shall be appointed annually by the Board based on nominations recommended by the Company's Governance and Nominating Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.  Compensation of Members

        Compensation for service on the Audit Committee shall be limited to fees and regulations of the SEC promulgated thereunder and the rules and regulations of The NASDAQ Stock Market, Inc. No member of the Audit Committee may accept any consulting, advisory, or other compensatory fee from the Company other than for Board or Audit Committee service, nor may any member of the Audit Committee be an affiliate of the Company.

IV.    Meetings

        The Audit Committee shall designate one member of the Committee as its chairperson. The Chairperson shall be responsible for leadership of the Audit Committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting for the Audit Committee to the Board. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Audit Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Audit Committee should meet separately, at least quarterly, with management, the director of the internal auditing department and the independent auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Committee shall meet in executive session at least twice a year. The Audit Committee may request any officer or employee of the Company or the Company's internal or outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

V.     Delegation to Subcommittee

        The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI.   Resources and Authority of the Audit Committee

        The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

        The Company shall provide for appropriate funding, as determined by the Audit Committee in its capacity as a committee of the Board, for payment of:

        1.     Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

        2.     Compensation of any advisors employed by the Audit Committee; and

        3.     Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee shall have direct access to management, internal staff, the independent auditor, the corporate compliance staff and the Company's internal and outside legal counsel, both at meetings and otherwise.

VII. Responsibilities and Duties

        In furtherance of its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the Board and the stockholders that the corporate accounting and reporting practices of the Company are in accordance with all applicable legal and regulatory requirements.

VIII. Committee Duties and Responsibilities

        To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

        A.    With respect to the independent auditors:

          1.     to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee;

          2.     to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

          3.     to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

          4.     to ensure that the independent auditors prepare and deliver annually an Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

          5.     to obtain from the independent auditors in connection with any audit, a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

          6.     to review and evaluate the qualifications, performance and independence of the independent auditor and the lead partner and other senior members of the independent auditors;

          7.     to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner, and consider whether there should be a regular rotation of the audit firm itself;

          8.     to review and approve all related party transactions of the Company; and

          9.     to take into account the opinions of management and the Company's internal auditors in assessing the independent auditor's qualifications, performance and independence;

        B.    With respect to the internal auditing department,

          1.     to review the appointment and replacement of the director of the internal auditing department; and

          2.     to advise the director of the internal auditing department that he or she is expected to report directly to the Audit Committee and provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto;

        C.    With respect to accounting principles and policies, financial reporting and internal audit control over financial reporting;

          1.     to advise management, the internal auditing department and the independent auditors that they are expected to provide to the Audit Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

          2.     to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380), as it may be modified or supplemented, or other professional standards, including reports and communications related to:

      •
      deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

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      consideration of fraud in a financial statement audit;

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      detection of illegal acts;

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      the independent auditors' responsibility under generally accepted auditing standards;

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      any restriction on audit scope;

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      significant accounting policies;

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      significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

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      management judgments and accounting estimates;

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      any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

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      the responsibility of the independent auditors for other information in documents containing audited financial statements;

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      disagreements with management;

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      consultation by management with other accountants;

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      major issues discussed with management prior to retention of the independent auditors;

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      difficulties encountered with management in performing the audit;

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      the independent auditors' judgments about the quality of the entity's accounting principles;

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      reviews of interim financial information conducted by the independent auditors; and

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      the responsibilities, budget and staffing of the Company's internal audit function;

          3.     to meet with management, the independent auditors and, if appropriate, the director of the internal auditing department:

      •
      to discuss the scope of the annual audit;

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      to discuss the annual audited financial statements and quarterly financial statement, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

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      to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditing department or the independent auditors, relating to the Company's financial statements;

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      to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on the activities or access to requested information and any significant disagreements with management;

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      to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company; and

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      to discuss, as appropriate (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

          4.     to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

          5.     to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

          6.     to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934;

          7.     to discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business or compliance policies, including material notices to or inquires received from governmental agencies;

          8.     to discuss and review the type and presentation of information to be included in earnings press releases;

          9.     to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

          10.   to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

          11.   to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise;

          12.   to establish hiring policies for employees or former employees of the independent auditors;

        D.    With respect to reporting and recommendations,

          1.     to prepare any report or disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

          2.     to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board;

          3.     to report its activities to the full Board on a regular basis and to make recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

          4.     to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

        E.    Investigations and Other Actions

          1.     conduct or authorize investigations into any matters within the Audit committee's scope of responsibilities, and

          2.     perform such other functions as may be required by applicable laws, rules and regulations and the Company's Articles of Incorporation or Bylaws, or by the Board.

IX.   Limitation of Audit Committee's Role

        In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of management, auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or to implement procedures or to set auditor independence standards. Additionally, while it is not the duty of the Audit Committee to conduct investigations or to assure compliance with applicable laws, rules and regulations, the Audit Committee may take such actions with respect to such matters as it deems necessary or advisable in fulfilling its duties hereunder.

X.    Responsibility of Management and Independent Auditors to the Audit Committee

        It is the responsibility of the management of the Company and/or the independent auditor to bring appropriate matters to the attention of the Audit Committee, and to keep the Audit Committee informed of matters which the management of the Company or the independent auditor believe require attention, guidance, resolution or other actions, the bases therefore and other relevant considerations.

        The independent auditors shall submit to the Audit Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

        To the fullest extent permissible under applicable law, each member of the Audit Committee is entitled to rely in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Audit Committee by any of the Company's officers, employees, or committees, the independent auditor, the internal auditing department or any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

        It is acknowledged that all of the above listed tasks and focus areas may not be relevant to all of the matters and tasks that the Audit Committee may consider and act upon from time to time, and the members of the Audit Committee in their judgment may determine the relevance thereof and the attention such items shall receive in any particular context.

        Adopted by the Board of Directors on May 4, 2004.

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FIELDSTONE INVESTMENT CORPORATION AUDIT COMMITTEE CHARTER